EXHIBIT 99.1

Fourth Quarter Fiscal Year 2005 Earnings Release and Conference Call April 28, 2005

Forward-Looking Statements This presentation contains forward-looking statements which can be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex's belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex's control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex's most recent Annual Report on Form 10^K for the fiscal year ended March 31, 2004 and subsequent Quarterly Reports on Form 10-Q (including under the captions "Forward-Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), as well as recent Current Reports on Form 8-K, which are on file with the SEC and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this presentation will increase with the passage of time. Centex makes no commitment, and disclaims any duty to update or revise any forward-looking statement to reflect future events or changes in Centex's expectations.

Centex Corporation Results ($ Millions, except per share data) FY2004 FY2005 Change Revenues $10,363 $12,860 +24% Earnings from Continuing Operations $777 $1,011 +30% Diluted Earnings Per Share from Continuing Operations $6.01 $7.64 +27% Continuing Earnings Return on Avg. Stockholders' Equity 26.8% 28.2% +140bp

Key Messages Solid owned land position, increased proportion of optioned lots provides greater future visibility Accelerating neighborhood growth Expect to continue to expand operating margin Gaining market share Healthy job growth occurring in virtually all of our markets

Domestic Home Building Highlights Fourth Quarter Fiscal 2005 Revenues increased 29% Closings grew 5% to 10,126 Sales (Orders) grew 9% to 11,214 Average neighborhoods increased 10% Average sales price grew 17% to $287,307 Operating earnings grew 49% Gross housing margin up 160bp to 28.5% Operating margin grew 230bp to 17% Backlog Units increased 21% to 18,589 Dollar value grew 40% to $5.9 billion

Domestic Home Building Highlights Twelve Months Fiscal 2005 Revenues increased 24% Closings grew 10% to 33,387 Sales (Orders) grew 8% to 36,562 Average neighborhoods increased 6% Average sales price grew 11% to $269,780 Operating earnings grew 43% Gross housing margin increased 140bp to 28% Operating margin grew 190bp to 14.7%

Mid-Atlantic 1,883 +9% 1,839 +22% Southeast 2,006 -2% 1,992 +7% Midwest 2,128 +2% 1,821 +1% Southwest 3,363 +22% 2,816 -8% West Coast 1,834 +11% 1,658 +19% Total 11,214 +9% 10,126 +5% Domestic Home Building Fourth Quarter Sales and Closings Sales % Chg Closings % Chg For the Quarter Ended March 31, 2005

FY02 2001 2004 2005 Closings 527 37328 77475 96945 43144 115366 168350 Domestic Home Building - Land for Growth % Deliveries From Lot Position March 31 Lot Position 192,841 265,295 +46% FY02 06P 07P 08P Closings 527 1 0.8 0.5 50 150 Controlled Owned +25%

International Home Building Fairclough Homes Fourth Quarter ($ Millions) FY 04 FY 05 Sales (units) 349 419 Closings (units) 433 496 Revenues $134 $173 Operating Earnings $18 $29 Number of Plots 5,033 5,541 Yorkshire Northern Home Counties CDC 2020 North West Midlands Corporate Office - Woking Twelve Months ($ Millions) FY 04 FY 05 Sales (units) 1,492 1,456 Closings (units) 1,547 1,563 Revenues $439 $501 Operating Earnings $42 $67

Financial Services Highlights Fourth Quarter Fiscal 2005 Financial Services Total Revenues increased 15% Operating earnings increased 7% CTX Mortgage Originations down 10% Operating earnings decreased 21% Operating profit per loan $1,306, down 13% Centex Home Equity Interest-earning servicing portfolio grew 22% Operating earnings increased 50%

Financial Services Highlights Twelve Months Fiscal 2005 Financial Services Total Revenues increased 6% Operating earnings decreased 11% CTX Mortgage Originations down 24% Operating earnings decreased 42% Operating profit per loan $1,425, down 24% Centex Home Equity Operating earnings increased 68% 90+ day delinquency 2.4%, flat versus last year

Construction Services Highlights Fourth Quarter Operating earnings of $7.1 million, up 93% Operating earnings margin of 1.76%, up 90bp Backlog increased 15% to $2.0 billion Fiscal Year 2005 Operating earnings of $23.5 million, up 43% Operating earnings margin of 1.35%, up 32bp

Supplementary Financial Information as of March 31, 2005 Balance Sheet 39% net debt-to-capitalization* 43% debt-to-capitalization* Book value per share of $33.51 * Capitalization includes net debt (debt less unrestricted cash of $491), minority interest (excluding lot options), and stockholders' equity. The information presented above (total capitalization, net of unrestricted cash, of $7,078) reflects Financial Services on an equity basis and does not include debt attributable to Financial Services. On a consolidated basis, total capitalization, net of unrestricted cash of $503, is $16,788 and the net debt-to- capitalization ratio is 74% as of March 31, 2005. See Attachments 2 and 3 of the Earnings Release for more information.

Centex Homes Domestic Growth Model FY03 FY04 FY05 FY06P Closings 26427 30358 33387 38000 0 0 2000 FY03 FY04 FY05 FY06P Closings 631 966 1379 1670 0 0 100 % CHG +15% +10% +17% % CHG +53% +43% +25% Operating Earnings ($ Millions) 30,358 33,387 Closings $966 $1,379 40,000 $1,770 Domestic FY04 FY05 FY06P Average Neighborhoods +8% +6% 12 - 15% Closings/Avg Neighborhood +7% +4% 2 - 5% Total Revenue/Closing +10% +11% 2 - 5% Operating Margin +210bp +190bp +50 - 80bp

Guidance Estimates Earnings per Diluted Share FY06E FY05 1Q - 6/30 $1.60 - $1.65 $1.35 2Q - 9/30 $1.95 - $2.05 $1.61 3Q - 12/31 $2.25 - $2.40 $1.91 4Q - 3/31 $2.95 - $3.15 $2.75 $8.75 - $9.25 $7.64

Question & Answer Thank you for participating in today's conference call webcast. An archive of this webcast will be available at http://www.centex.com later today.